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                                                                   EXHIBIT 99.1


          PMSI COMPLETES ACQUISITION OF SOURCE EUROPE AND DIVESTMENT OF
                      MINORITY HOLDING IN US SOURCE VENTURE


NEW YORK, NY, DECEMBER 15, 1997 - PHARMACEUTICAL MARKETING SERVICES INC. (PMSI) (NASDAQ: PMRX), a leading provider of information services to the pharmaceutical and healthcare industries, today announced that, having received stockholder approval at the special meeting held in New York today, it had completed the acquisition of Source Europe from Source Informatics Inc. (Source) and the divestment to National Data Corporation (NDC) (NYSE: NDC) of its minority interest in the Source Informatics venture in the United States, together with its OTC Physician Survey Business.


The Company confirmed that in a three-way transaction with Source and NDC, in exchange for its minority operating interest in the Source venture and the OTC business in the United States, PMSI received (i) the Source Europe business,
(ii) 918,254 PMSI common shares held by Source, (iii) $15.5 million in cash, and
(iv) 1,084,950 registered NDC shares. As was provided for in the agreement between NDC and PMSI, since the average closing price of NDC stock for a 10 day period preceding closing was below the $37.25 minimum value of the "collar", NDC opted to increase the number of shares received by PMSI by 25,121 shares.


PMSI PROVIDES A RANGE OF INFORMATION SERVICES TO PHARMACEUTICAL AND HEALTHCARE COMPANIES IN THE UNITED STATES, EUROPE AND JAPAN, TO ENABLE THEM TO OPTIMIZE THEIR SALES AND MARKETING PERFORMANCE. MOST OF THE COMPANY'S INFORMATION SERVICES ARE GENERATED FROM PMSI'S PROPRIETARY DATABASES WHICH CONTAIN UNIQUE PRESCRIPTION, MANAGED CARE, HEALTHCARE MARKET AND MEDICAL PRESCRIBER DATA.

CONTACT:          JEREMY WALSH                       KATERINA CHARALAMBOUS
                  PMSI                               THE ANNE MCBRIDE COMPANY
                  TEL: (44) 181-943-5355             TEL: (1) 212-983-1702

(THIS NEWS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND ITS MANAGEMENT. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, THE RISKS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS, AND THE FACT THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD LOOKING STATEMENTS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS NEWS RELEASE, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.)